MGT Capital Asserts New Patent in Infringement Lawsuit

Continuation Patent Granted by USPTO Strengthens and Expands Claims

Harrison, NY (September 9, 2013) – MGT Capital Investments, Inc. (NYSE MKT: MGT) announced today that its majority owned subsidiary MGT Gaming, Inc. was recently granted U.S. Patent No. 8,500,554 (the “554 Patent”), directed to a gaming system in which a bonus game is played on an interactive display.

The Company also announced that it has filed an Amended Complaint with the U.S. District Court for the Southern District of Mississippi seeking to add allegations that defendants in its currently-pending patent infringement lawsuit, (Case 3:12-cv-00741-CWR-FKB), infringe the new '554 patent. The accused products in this lawsuit include at least those identified under the trade names: PARADISE FISHING and AMAZON FISHING (manufactured and distributed by Aruze Gaming, and in use at casinos owned and operated by Caesars Entertainment, MGM Resorts and Penn National Gaming); PIRATE BATTLE and CLUE (manufactured and distributed by WMS Gaming, and in use at casinos owned and operated by MGM Resorts and Caesars Entertainment); and BATTLESHIP, STAR TREK BATTLE STATIONS, MONOPOLY BIGGER EVENT, and CASTLE KING (all manufactured and distributed by WMS Gaming).

"We are very pleased to add this new patent to our intellectual property assets," said Robert Ladd, MGT CEO and President.  "Our portfolio consists of quality, fundamental patents that we believe will strengthen our licensing efforts to the casino gaming industry."

About MGT Capital Investments, Inc.

MGT Capital Investments and its subsidiaries are engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space.

MGT Sports, Inc., a wholly owned subsidiary, owns a majority interest in FanTD LLC, an online daily fantasy sports wagering business.  FanTD LLC owns and operates FanThrowdown.com, one of the leading daily fantasy sports websites.  Launched in 2012, FanThrowdown.com offers daily fantasy gameplay for the NFL, MLB, NCAA (basketball & football), NHL, NBA and professional golf.  Its goal is to offer fantasy sports fans the absolute best play environment and the most popular gameplay styles with a perfect balance between user-friendliness and in-depth statistical analysis.

MGT Gaming, Inc., a majority owned subsidiary, owns U.S. Patent Nos. 7,892,088 and 8,500,554 relating to casino gaming systems. In November 2012, MGT Gaming filed a patent infringement suit against Caesars Entertainment Corp., MGM Resorts International, Inc., WMS Gaming (a subsidiary of WMS Industries, Inc.), Penn National Gaming, Inc., and Aruze Gaming America, Inc.

MGT Interactive, Inc., a majority owned subsidiary, owns REAL DEAL POKER™, an innovative online poker technology with a patented card shuffling system, allowing for regulatory transparency and a higher level of realism. Real Deal Poker intends to exhibit at G2E 2013 (booth 4828i) in Las Vegas Nevada from September 24-26, 2013.

In addition, the Company owns Hammercat Studios, a publisher and developer of videogames for digital distribution in the mobile app space.

Forward-looking statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." MGT's financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission.

Company contact

MGT Capital Investments, Inc.

Robert Traversa, Chief Financial Officer

914-630-7431

rtraversa@mgtci.com